                                                                    EXHIBIT 28.A

                    First Chicago Credit Card Master Trust II
                      Excess Spread Analysis - January 2002







---------------------------------------------------------------------------------------------------------------------------
Series                                                  95-M            95-O           96-Q            96-S            97-U
Deal Size                                             $500MM          $500MM         $900MM          $700MM          $400MM
Expected Maturity                                 10/15/2002      12/16/2002      2/15/2002      12/16/2002      10/15/2002
---------------------------------------------------------------------------------------------------------------------------

Yield                                                 20.86%          20.86%         20.86%          20.86%          20.86%
Less:  Coupon                                          2.08%           2.09%          1.95%           2.00%           1.98%
       Servicing Fee                                   1.50%           1.50%          1.50%           1.50%           1.50%
       Net Credit Losses                               5.85%           5.85%          5.85%           5.85%           5.85%
Excess Spread:
       January-02                                     11.43%          11.42%         11.56%          11.51%          11.53%
       December-01                                    10.92%          10.92%         11.04%          11.01%          11.02%
       November-01                                    11.33%          11.33%         11.44%          11.42%          11.43%
Three Month Average Excess Spread                     11.23%          11.22%         11.35%          11.31%          11.33%


Delinquency:
       30 to 59 Days                                   1.29%           1.29%          1.29%           1.29%           1.29%
       60 to 89 Days                                   1.03%           1.03%          1.03%           1.03%           1.03%
       90+ Days                                        1.97%           1.97%          1.97%           1.97%           1.97%
       Total                                           4.28%           4.28%          4.28%           4.28%           4.28%


Payment Rate                                          32.56%          32.56%         32.56%          32.56%          32.56%







-------------------------------------------------------------------------------------------
Series                                                  99-W            99-X           99-Y
Deal Size                                             $750MM          $750MM         $550MM
Expected Maturity                                  3/15/2002       6/16/2003      8/15/2003
-------------------------------------------------------------------------------------------


Yield                                                 20.86%          20.86%         20.86%
Less:  Coupon                                          2.04%           2.06%          2.08%
       Servicing Fee                                   1.50%           1.50%          1.50%
       Net Credit Losses                               5.85%           5.85%          5.85%
Excess Spread:
       January-02                                     11.47%          11.45%         11.43%
       December-01                                    10.96%          10.92%         10.93%
       November-01                                    11.36%          11.33%         11.34%
Three Month Average Excess Spread                     11.26%          11.23%         11.23%


Delinquency:
       30 to 59 Days                                   1.29%           1.29%          1.29%
       60 to 89 Days                                   1.03%           1.03%          1.03%
       90+ Days                                        1.97%           1.97%          1.97%
       Total                                           4.28%           4.28%          4.28%


Payment Rate                                          32.56%          32.56%         32.56%

===================================================================================================================================